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                                Exhibit 24(1)

     Consent of Pritchett, Siler & Hardy, P.C.,  independent auditors.



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference, of our report dated November 5, 1996, appearing in the Annual Report on Form 10-KSB of The Westwind Group, Inc. for the year ended August 31, 1996, in the Company's Registration Statement of Form S-8.

We did not perform any audit or review services with respect to the unaudited interim financial statements of The Westwind Group, Inc. as of February 28, 1996, May 31, 1996, November 30,1996, and February 28, 1997, which appear in the Quarterly Reports on Form 10-QSB of The Westwind Group, Inc., and which are also being incorporated by reference in the Company's Registration Statement of Form S-8. We did include an Accountants Disclaimer of Opinion with regards to the November 30, 1996 unaudited interim financial statements.

/s/ Pritchett, Siler & Hardy, P.C.
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PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
April 23, 1997